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                                                                    Exhibit 23.1


                                AUDITOR'S REPORT


We have issued our report dated February 10, 1998, accompanying the consolidated financial statements and schedule incorporated by reference in the Form 10-K of Windmere-Durable Holdings, Inc. for the year ended December 31, 1997. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statements of Windmere-Durable Holdings, Inc. on Form S-8.


GRANT THORNTON LLP


Miami, Florida
May 11, 1998